EXHIBIT 21

GCP APPLIED TECHNOLOGIES INC.

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE & PR
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
GCP International Inc.	DE
Grace Chemicals, Inc.	DE
Grace Europe, Inc.	DE
Hanover Square Corporation	DE
Verifi LLC	DE
Water Street Corporation	DE

EXHIBIT 21

NON-U.S. SUBSIDIARIES

COUNTRY/SUBSIDIARY NAME
ARGENTINA
W. R. Grace Argentina S.A.
AUSTRALIA
GCP Australia Pty. Ltd.
BELGIUM
De Neef Contruction Chemicals NV (Belgium)
GCP Construction Products N.V.
GCP Applied Technologies N.V./S.A.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
CANADA
GCP Canada Inc.
CHILE
GCP Química Compañía Limitada
CHINA - PEOPLE’S REPUBLIC OF
GCP Applied Technologies (China) Company Limited
De Neef Construction Chemicals (China) Limited
COLOMBIA
GCP Colombia S.A.
FRANCE
Grace Produits de Construction SAS
De Neef France Sarl
GCP Applied Technologies France SAS
GERMANY
De Neef Deutschland GmbH
Grace Bauprodukte GmbH
GCP Darex Germany GmbH
GREECE
GCP Applied Technologies Hellas LLC
HONG KONG
GCP (Hong Kong) Limited
INDIA
GCP Applied Technologies (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
GCP Products (Ireland) Limited
ITALY
W. R. Grace Italiana S.p.A.

EXHIBIT 21

JAPAN
GCP Chemicals Kabushiki Kaisha
GCP Japan Kabushiki Kaisha
KOREA
GCP Korea Inc.
MALAYSIA
GCP Applied Technologies (Malaysia) Sendiran Berhad
MEXICO
GCP Container Technologies S.A. de C.V.
GCP Applied Technologies S.A. de C.V.
NEW ZEALAND
GCP (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PERU
GCP International Inc., Sucursal del Peru
PHILIPPINES
GCP Applied Technologies (Philippines), Inc.
GCP Applied Technologies Operations Center, Inc.
POLAND
GCP (Poland) Sp. z o.o.
PORTUGAL
De Neef Portugal
RUSSIAN FEDERATION
GCP Rus LLC
ZAO Grace Kriz
SINGAPORE
De Neef Asia Pte. Ltd.
GCP (Singapore) Private Limited
SOUTH AFRICA
GCP Africa (Pty.) Limited
SPAIN
De Neef Technologies S. L.
GCP Applied Technologies Iberia, S.A.
SWEDEN
De Neef Scandinavia AB (Sweden)
GCP Sweden AB
GCP Applied Technologies Sweden AB (dormant)
SWITZERLAND
De Neef (CH) AG (Switzerland
GCP Switzerland S.A.
Union Financiere SA
TAIWAN
GCP Taiwan, Inc.
THAILAND
GCP (Thailand) Limited

EXHIBIT 21

TURKEY
GCP Uygulamalı Teknolojiler ve Yapi Kimyasallari ve Ticaret A.S
UNITED ARAB EMIRATES
Cormix Middle East LLC and Emirates Chemicals LLC
UNITED KINGDOM
Darex UK Limited
De Neef UK Ltd.
GCP (UK) Holdings Limited
Grace Construction Products Limited
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
VIETNAM
GCP Vietnam Company Limited

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